UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2024 (December 3, 2024)

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 E Paces Ferry Rd NE Suite 810 Atlanta, GA	30326
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

Securities Purchase Agreement

On December 3, 2024, Rubicon Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”), by and between the Company and MBI Holdings, LP (the “Buyer”). Pursuant to the SPA, the Company agreed to issue and sell and the Buyer agreed to purchase 20,000 shares of the Company’s Series B Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), having the designation, preferences, rights, privileges, powers and terms and conditions as specified in the Certificate of Designations, Preferences and Rights of Series B Convertible Perpetual Preferred Stock (the “Initial Series B Certificate of Designations”), for an aggregate purchase price of $20,000,000, with net proceeds to the Company of $18,200,000, as $1,800,000 of the gross proceeds will be used to satisfy outstanding obligations of the Company. The Buyer is an affiliate of Rodina Capital (“Rodina”), a significant shareholder of the Company and an affiliate of Mr. Andres Chico, Chairman of the Company’s board of directors (the “Board”), and Mr. Jose Miguel Enrich, a beneficial owner of greater than ten percent (10%) of the issued and outstanding Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class V common stock, par value $0.0001 per share of the Company. On December 5, 2024, the Company entered into an additional Securities Purchase Agreement (the “Second SPA”), by and between the Company and the Buyer, for the Buyer’s purchase of an additional 8,800 shares of the Series B Preferred Stock for an aggregate purchase price of $8,800,000, and the Initial Series B Certificate of Designations was amended and restated to provide for this additional issuance (the “Series B Certificate of Designations”). The issuance and sale of the Series B Preferred Stock by the Company to the Buyer pursuant to the SPA and the Second SPA closed on December 3, 2024 (the “Closing”) and December 5, 2024 (the “Second Closing”), respectively. The Company will use the net proceeds of the sale of the Series B Preferred Stock for general corporate purposes.

Certificate of Designations

The Series B Preferred Stock has the powers, designations, preferences and other rights set forth in the Series B Certificate of Designations.

The Series B Preferred Stock is entitled to receive, whether or not declared, dividends at the rate of eight percent (8.0%) per annum of the stated value per share of Series B Preferred Stock. On the second anniversary of the Closing and each anniversary thereafter, the dividend rate on the Series B Preferred Stock will increase by one percent (1.0%) per annum, up to a maximum dividend rate not to exceed eleven percent (11.0%) per annum. In the event of non-compliance with certain covenants by the Company as set forth in the Series B Certificate of Designations, the dividend rate will immediately increase by five percent (5.0%) per annum during the continuance of such event. The dividend rate on the Series B Preferred Stock may not exceed sixteen percent (16.0%) per annum. Accrued dividends will increase the stated value of the Series B Preferred Stock and result in an increase in the liquidation preference of the Series B Preferred Stock to the extent not paid in cash on any dividend payment date. The Series B Preferred Stock is entitled to participate in any dividends declared and paid on the Company’s Class A Common Stock on an as-converted basis.

Each holder of Series B Preferred Stock has the right, at its option, to convert its Series B Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Class A Common Stock of the Company, subject to certain conditions and certain customary adjustments in the event of certain events affecting the Class A Common Stock. As of December 5, 2024, the Series B Preferred Stock is convertible into 7,373,243,797 shares of Class A Common Stock, based on the Company’s outstanding Class A Common Stock of 68,914,542 and the Company’s fully diluted outstanding Class A Common Stock of 388,065,463 (excluding any shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock). The Series B Certificate of Designations provides that the number of shares of Class A Common Stock into which the Series B Preferred Stock is convertible will be increased in the event of any increase in the Company’s fully diluted outstanding Class A Common Stock after December 5, 2024.

The Series B Certificate of Designations contains certain consent rights of the holders of Series B Preferred Stock, including restrictions on amendments to organizational documents, dividends, issuances of additional shares of common stock and other negative covenants (subject to certain exceptions and qualifications). The Series B Certificate of Designations provides that the Buyer will have the right to nominate a number of directors to the Board sufficient to constitute a majority of the total number of directorships then authorized for the Board, with such rights to terminate if the Buyer and its affiliates cease to beneficially own stock with voting power of less than five percent (5.0%) of the outstanding voting stock of the Company.

The foregoing description of the terms of the SPA, the Initial Series B Certificate of Designations, the Second SPA, the Series B Certificate of Designations, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, the Initial Series B Certificate of Designations, the Second SPA, and the Series B Certificate of Designations, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 3.1, 10.2, and 3.2, respectively, and which are each incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Termination of Credit, Security and Guaranty Agreement

On December 3, 2024, the Company (a) paid in full all Obligations (as such term is defined in the Acquiom Credit Agreement referred to below) due and payable under that certain Credit, Security, and Guaranty Agreement, dated as of June 7, 2023, by and among Rubicon Technologies Holdings, LLC, (“Holdings”), Rubicon Technologies International, Inc., Rubicon Global, LLC, CleanCo LLC, Charter Waste Management, Inc., RiverRoad Waste Solutions, Inc., and each additional borrowers that was thereafter added (collectively, the “2023 Borrowers”), Acquiom Agency Services LLC, as agent for the lenders, and the financial institutions or other entities party thereto, each as a lender (as amended prior to the date hereof, the “Acquiom Credit Agreement”), (b) terminated the Commitments (as such term is defined in the Acquiom Credit Agreement) of each lender under the Acquiom Credit Agreement, (c) irrevocably terminated and discharged the other documents and agreements entered into in connection therewith, and (d) released all security interests and guarantees.

Termination of Credit, Security and Guaranty Agreement

On December 3, 2024, the Company (a) paid in full all of the Obligations (as such term is defined in the MidCap Credit Agreement referred to below) owing to MidCap Funding IV Trust, a Delaware statutory trust, as agent (in such capacity, “MidCap”) and the lenders under that certain Credit, Security, and Guaranty Agreement, dated as of June 7, 2023, by and among Holdings, the 2023 Borrowers, MidCap, and the financial institutions or other entities from time to time parties thereto, each as a lender (as amended prior to the date hereof, the “MidCap Credit Agreement”), (b) terminated the Commitments (as such term is defined in the MidCap Credit Agreement) of each lender under the MidCap Credit Agreement, (c) irrevocably terminated and discharged the other documents and agreements entered into in connection therewith, and (d) released all security interests and guarantees.

Amendment to Loan and Security Agreement

On December 3, 2024, the Company entered into an amendment (the “Seventh Amendment”) to that certain Loan and Security Agreement (as amended, the “Mizzen Credit Agreement”), dated December 22, 2021, by and among Holdings, Rubicon Global, LLC, CleanCo LLC, Charter Waste Management, Inc., and RiverRoad Waste Solutions, Inc. (collectively the “Borrowers”), Rubicon Technologies, Inc. (the “Parent”) the lenders party thereto, and Mizzen Capital, LP, as agent for the lenders (in such capacity, “Mizzen”). Pursuant to the Seventh Amendment, the Credit Parties (as such term is defined in the Seventh Amendment), Mizzen and the lenders party thereto agreed to amend the Mizzen Credit Agreement to, among other things, contains various customary covenants, including a minimum excess availability covenant and an unfinanced maintained capital expenditures covenant, and permit Holdings, the Borrowers, and the Parent to enter into the Loan and Security Agreement, dated as of December 3, 2024, by and among Holdings, the Borrowers, the Parent, Eclipse Business Capital LLC, as administrative agent (in such capacity, “Eclipse”), and the financial institutions party thereto as lenders (the “Eclipse Lenders” and such agreement, the “Eclipse Credit Agreement”). As of the date hereof, the aggregate outstanding principal under the Mizzen Credit Agreement is $12,000,000.

Eclipse Credit Agreement

On December 3, 2024, Eclipse, Holdings, the Borrowers, the Parent, and the Eclipse Lenders entered into the Eclipse Credit Agreement pursuant to which Revolving Loan Commitments (as defined in the Eclipse Credit Agreement) of up to $135,000,000 have been established, as further described therein. The Revolving Loan Commitments mature on December 3, 2027. Loans borrowed under the Eclipse Credit Agreement bear interest at a rate equal to either SOFR plus a margin of 5.00% per annum or base rate plus a margin of 4.00% per annum, subject to stepdowns to 4.50% per annum and 3.50% per annum, respectively, upon satisfaction of certain excess availability and fixed charge coverage ratio conditions set forth therein. The Eclipse Credit Agreement contains various customary covenants, including a minimum excess availability covenant and an unfinanced maintained capital expenditures covenant, in each case as further described therein, that, subject to the agreed upon exceptions, limits the Company’s ability and the ability of certain of the Company’s subsidiaries to acquire new entities, dispose of properties or assets, grant liens, guarantee debt, acquire equity interests, make loans, declare dividends on equity interests of the credit parties, incur debt, substantially change the nature of the business or enter into transactions with affiliates. Upon the occurrence and during the continuance of an event of default, all obligations may be declared immediately due and payable, Eclipse can deem the Eclipse Credit Agreement terminated, and Eclipse will have the right to exercise any and all rights under the Uniform Commercial Code.

The foregoing descriptions of the Seventh Amendment and Eclipse Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of full text of the Seventh Amendment and Eclipse Credit Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.3 and 10.4, respectively, and which are each incorporated by reference herein.

Capitalized terms used herein but not defined herein shall have the meaning set forth for such terms in the Seventh Amendment, as amended.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2024, Ms. Paula Dobriansky notified the Company of her decision to resign from the Board, effective upon the Closing. Ms. Dobriansky confirmed that her resignation is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On November 28, 2024, Ms. Paula Henderson notified the Company of her decision to resign from the Board, effective upon the Closing. Ms. Henderson confirmed that her resignation is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On November 21, 2024, the Board appointed Mr. Jose Miguel Enrich as a director of the Board, effective upon the Closing. Mr. Enrich is a beneficial owner of greater than ten percent (10%) of the issued and outstanding Class A Common Stock and is the general partner of the Buyer, who, as described in Item 1.01 of this Current Report on Form 8-K, purchased the Series B Preferred Stock for an aggregate purchase price of $20,000,000. As reported in the Company’s Current Report on Form 8-K filed on May 7, 2024, on May 7, 2024, the Company and the Buyer entered into a securities purchase agreement pursuant to which the Company agreed to issue and sell, and the Buyer agreed to purchase, 20,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock for an aggregate purchase price of $20,000,000. In addition, as reported in the Company’s Current Report on Form 8-K filed on May 7, 2024, on May 7, 2024, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, Rubicon Technologies Holdings, LLC, Wastech Corp. (“Wastech”), an affiliate of Rodina, and, solely for purposes of guaranteeing certain obligations of Wastech under the Asset Purchase Agreement, GAFAPA, S.A. de C.V., an affiliate of Rodina. Pursuant to the Asset Purchase Agreement, the Company agreed to sell to Wastech its software-as-a-service business, including the RUBICONSmartCity, RUBICONPro and RUBICONPremier product offerings (the “Technology Business”), for an approximate aggregate purchase price of $68,000,000. The Asset Purchase Agreement also provides a potential earn-out payment of $12,500,000 from Wastech to the Company if the Technology Business achieves a certain annual recurring revenue target on or prior to December 31, 2024. Mr. Enrich will be entitled to applicable retainer fees and equity awards pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed in the Company’s definitive proxy statement filed with the SEC on May 1, 2024 (the “2024 Proxy Statement”). There is no other arrangement or understanding between Mr. Enrich and any other person pursuant to which he was appointed as a director of the Board, nor is there any family relationship between Mr. Enrich and any other director of the Company or executive officer of the Company. Other than the transactions described above and the interests of Mr. Enrich in certain related party transactions disclosed under the heading “Certain Relationships and Related Party Transactions” in the 2024 Proxy Statement, which is incorporated herein by reference, there are no other transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Enrich had, or will have, a direct or indirect material interest.

On November 21, 2024, the Board appointed Mr. Michael Dulin as a director of the Board, effective upon the Closing. Mr. Dulin will be entitled to applicable retainer fees and equity awards pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed in 2024 Proxy Statement. There is no other arrangement or understanding between Mr. Dulin and any other person pursuant to which he was appointed as a director of the Board, nor is there any family relationship between Mr. Dulin and any other director of the Company or executive officer of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Dulin had, or will have, a direct or indirect material interest.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the adoption of the transactions described in Item 1.01 above, on December 3, 2024, the Company’s Board approved the Initial Series B Certificate of Designations, which sets forth the rights, powers and preferences of the Series B Preferred Stock. The Initial Series B Certificate of Designations was filed with the Secretary of State of the State of Delaware on December 3, 2024 and became effective upon filing. On December 4, 2024, the Company’s Board approved the Series B Certificate of Designations to provide for the issuance of additional shares of Series B Preferred Stock with related amendments to the designations, rights, preferences, powers, restrictions and limitations of the Series B Preferred Stock set forth in the Series B Certificate of Designations. The Series B Certificate of Designations was filed with the Secretary of State of the State of Delaware on December 5, 2024 and became effective upon filing. A copy of the Initial Series B Certificate of Designations is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein. A copy of the Series B Certificate of Designations is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Perpetual Preferred Stock of Rubicon Technologies, Inc.
3.2	Amended and Restated Certificate of Designations, Preferences and Rights of Series B Convertible Perpetual Preferred Stock of Rubicon Technologies, Inc.
10.1	Securities Purchase Agreement, dated December 3, 2024, by and between Rubicon Technologies, Inc. and MBI Holdings, LP
10.2	Securities Purchase Agreement, dated December 5, 2024, by and between Rubicon Technologies, Inc. and MBI Holdings, LP
10.3	Amendment No. 7 to Loan and Security Agreement, dated December 3, 2024, by and among Mizzen, Holdings, the Borrowers, the Parent, the financial institutions party thereto as lenders and the other Parties thereto
10.4	Loan and Security Agreement dated December 3, 2024, by and among Eclipse, Holdings, the Borrowers, the Parent, the financial institutions party thereto as lenders and the other Parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Osman Ahmed
	Name:	Osman Ahmed
	Title:	Interim Chief Executive Officer

Date: December 6, 2024